UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    FORM 8-K

                                December 28, 1999


                           Commission File # 0-17382

             ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P. (Exact name of registrant as specified in its governing instruments)


           Delaware                                 04-3028397
(State or other jurisdiction            (IRS Employer Identification No.)
of incorporation or organization)

                             World Financial Center
                            South Tower - 14th Floor
                          New York, New York 10080-6114
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (212) 236-6577

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                              Item 5. Other Events


     At the regular quarterly meeting of the General Partners of ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. ("Registrant") held on December 14, 1999, the Individual General Partners determined to extend the term of Registrant, which was due to terminate December 20, 1999, for an additional two year period, in order to better allow Registrant to deal with its assets pending their liquidation. Pursuant to the terms set forth under Section 2.4 of the Partnership Agreement, the term of Registrant will now expire on December 20, 2001.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 28th day of December 1999.


              Signature                           Title


/s/ Kevin T. Seltzer
--------------------                ML Mezzanine II Inc.
Kevin T. Seltzer                    Vice President and Treasurer
                                    (Principal Financial Officer of Registrant)